Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Kiniksa Pharmaceuticals, Ltd. of our report dated February 27, 2018, except for the effects of the reverse share split discussed in Note 14 to the consolidated financial statements, as to which the date is May 14, 2018, relating to the financial statements, which appears in Kiniksa Pharmaceuticals, Ltd.’s Amendment No. 2 to the Registration Statement on Form S-1 (No. 333-224488).

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
May 24, 2018